KAYNE ANDERSON MUTUAL FUNDS

                          OPERATING EXPENSES AGREEMENT

     THIS OPERATING EXPENSES AGREEMENT (the "Agreement") is effective as of January 1, 1999, by and between KAYNE ANDERSON MUTUAL FUNDS, a Delaware Business Trust (the "Group"), on behalf of each series of the Group listed in Appendix A, as may be amended from time to time (each a "Fund" and collectively the "Funds"), and the Manager of each of the Funds, KAYNE ANDERSON INVESTMENT MANAGEMENT, LLC, a limited liability company organized and existing under the laws of the State of California (hereinafter called the "Manager").

                                   WITNESSETH:

     WHEREAS, the Manager renders advice and services to the Funds pursuant to the terms and provisions of an Investment Management Agreement between the Group and the Manager dated September 30, 1996 (the "Investment Management Agreement"); and

     WHEREAS, the Funds are responsible for, and have assumed the obligation for, payment of certain expenses pursuant to Subparagraph 7(b) of the Investment Management Agreement that have not been assumed by the Manager; and

     WHEREAS, the Manager desires to limit the Funds' respective Operating Expenses (as that term is defined in Paragraph 2 of this Agreement) pursuant to the terms and provisions of this Agreement, and the Group (on behalf of the Funds) desires to allow the Manager to implement those limits;

     NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

     1. Limit on Operating Expenses. The Manager hereby agrees to limit each Fund's Operating Expenses to the respective annual rate of total Operating Expenses specified for that Fund in Appendix A of this Agreement.

     2. Definition. For purposes of this Agreement, the term "Operating Expenses" with respect to a Fund is defined to include all expenses necessary or appropriate for the operation of the Fund including the Manager's investment advisory or management fee under Paragraph 8 of the Investment Management Agreement, and other expenses described in Paragraph 7 of the Investment Management Agreement, but does not include any Rule 12b-1 fees, front-end or contingent deferred loads, taxes, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

     3. Reimbursement of Fees and Expenses. The Manager, under Subparagraph 8(d) of the Investment Management Agreement, retains its right to receive reimbursement of reductions of its investment management fee and Operating Expenses paid by it that are not its responsibility under Paragraph 7 of the Investment Management Agreement.

     4. Term. This Agreement shall become effective on the date specified herein and shall remain in effect for a period of one (1) year, unless sooner terminated as provided in Paragraph 5 of this Agreement. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for each Fund at least annually by the Board of Directors of the Group (and separately by the disinterested Directors of the Group).

     5. Termination. This Agreement may be terminated by the Group on behalf of any one or more of the Funds at any time without payment of any penalty or by the Board of Directors of the Group, upon sixty (60) days' written notice to the Manager. The Manager may decline to renew this Agreement by written notice to the Group at least thirty (30) days before its annual expiration date.

     6. Assignment. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

     7. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

     8. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction of effect.

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended and the Investment Advisers Act of 1940, as amended and any rules and regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

KAYNE ANDERSON MUTUAL FUNDS             KAYNE ANDERSON INVESTMENT
                                        MANAGEMENT, LLC

By: ___________________________         By: ______________________________

Title: ________________________         Title: ___________________________

                                   APPENDIX A

Fund                                                     Operating Expense Limit
----                                                     -----------------------

o  Kayne Anderson Rising Dividends Fund                                    1.20%

o  Kayne Anderson Small Cap Rising Dividends Fund                          1.30%

o  Kayne Anderson International Rising Dividends Fund                      1.40%

o  Kayne Anderson Intermediate Total Return Bond Fund                      0.95%

o  Kayne Anderson Intermediate Tax-Free Bond Fund                          0.75%

                           KAYNE ANDERSON MUTUAL FUNDS

                          OPERATING EXPENSES AGREEMENT

     THIS OPERATING EXPENSES AGREEMENT (the "Agreement") is effective as of January 1, 1999, by and between KAYNE ANDERSON MUTUAL FUNDS, a Delaware Business Trust (the "Group"), on behalf of each series of the Group listed in Appendix A, as may be amended from time to time (each a "Fund" and collectively the "Funds"), and the Manager of each of the Funds, KAIM Non-Traditional, L.P., a limited partnership organized and existing under the laws of the State of California (hereinafter called the "Manager").

     WITNESSETH:

     WHEREAS, the Manager renders advice and services to the Funds pursuant to the terms and provisions of an Investment Management Agreement between the Group and the Manager dated April 30, 1999 (the "Investment Management Agreement"); and

     WHEREAS, the Funds are responsible for, and have assumed the obligation for, payment of certain expenses pursuant to Subparagraph 7(b) of the Investment Management Agreement that have not been assumed by the Manager; and

     WHEREAS, the Manager desires to limit the Funds' respective Operating Expenses (as that term is defined in Paragraph 2 of this Agreement) pursuant to the terms and provisions of this Agreement, and the Group (on behalf of the Funds) desires to allow the Manager to implement those limits;

     NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties, intending to be legally bound hereby, mutually agree as follows:

     1. LIMIT ON OPERATING EXPENSES. The Manager hereby agrees to limit each Fund's Operating Expenses to the respective annual rate of total Operating Expenses specified for that Fund in Appendix A of this Agreement.

     2. DEFINITION. For purposes of this Agreement, the term "Operating Expenses" with respect to a Fund is defined to include all expenses necessary or appropriate for the operation of the Fund including the Manager's investment advisory or management fee under Paragraph 8 of the Investment Management Agreement, and other expenses described in Paragraph 7 of the Investment Management Agreement, but does not include any Rule 12b-1 fees, front-end or contingent deferred loads, taxes, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

     3. REIMBURSEMENT OF FEES AND EXPENSES. The Manager, under Subparagraph 8(d) of the Investment Management Agreement, retains its right to receive reimbursement of reductions of its investment management fee and Operating Expenses paid by it that are not its responsibility under Paragraph 7 of the Investment Management Agreement.

     4. TERM. This Agreement shall become effective on the date specified herein and shall remain in effect for a period of one (1) year, unless sooner terminated as provided in Paragraph 5 of this Agreement. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for each Fund at least annually by the Board of Directors of the Group (and separately by the disinterested Directors of the Group).

     5. TERMINATION. This Agreement may be terminated by the Group on behalf of any one or more of the Funds at any time without payment of any penalty or by the Board of Directors of the Group, upon sixty (60) days' written notice to the Manager. The Manager may decline to renew this Agreement by written notice to the Group at least thirty (30) days before its annual expiration date.

     6. ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

     7. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

     8. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction of effect.

     9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended and the Investment Advisers Act of 1940, as amended and any rules and regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

KAYNE ANDERSON MUTUAL FUNDS             KAYNE ANDERSON INVESTMENT
                                        MANAGEMENT, LLC



By: ___________________________         By: ______________________________

Title: ________________________         Title: ___________________________

                                   APPENDIX A

Fund                                                     Operating Expense Limit
----                                                     -----------------------
o Kayne Anderson High-Yield Bond Fund                             0.90%